Exhibit 99.2

Contact:
(Analysts) Kevin Kalicak	(407) 245-5870
(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS AGREES TO ACQUIRE CHEDDAR’S SCRATCH KITCHEN FOR $780 MILLION;
ADDS A CASUAL DINING VALUE LEADER TO DARDEN’S PORTFOLIO OF DIFFERENTIATED BRANDS

ORLANDO, Fla., (Mar. 27, 2017) - Darden Restaurants, Inc. (NYSE:DRI) today announced that it has agreed to acquire Cheddar’s Scratch Kitchen (Cheddar’s) for $780 million in an all-cash transaction from its stockholders including private equity firms L Catterton and Oak Investment Partners. Cheddar’s will add to Darden’s portfolio of differentiated brands which currently includes Olive Garden, LongHorn Steakhouse, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's.

Cheddar’s was founded in 1979 in Arlington, Texas and features high-quality, made-from-scratch food at compelling prices in a polished yet warm atmosphere. Today, Cheddar’s has 165 locations, including 140 owned and 25 franchised, across 28 states with significant growth opportunities in new and existing markets and average annual restaurant volumes of $4.4 million.

Transaction Highlights

•	Darden has agreed to acquire Cheddar’s for $780 million, subject to customary adjustments.

•	Net of certain tax benefits estimated at approximately $30 million, the purchase price represents a 10.4x multiple of trailing twelve month adjusted EBITDA ending December 2016.

•	Darden expects between $20 and $25 million of annualized pre-tax run rate synergies by fiscal 2019.

•	Total acquisition and integration-related expenses are expected to be approximately $25 to $35 million.

•	The transaction is expected to be accretive to Darden’s diluted net earnings per share in fiscal 2018 by approximately 12 cents, excluding any acquisition and integration-related expenses.

•	Darden will also pay $10 million for certain Cheddar’s transaction-related tax attributes and reimburse its equityholders for pre-closing capital expenditures on new restaurants under development.

•	Ian Baines, CEO of Cheddar’s, will remain President of Cheddar’s and report to Gene Lee, Darden President and CEO.

•	The completion of the transaction is expected to occur in Darden’s fiscal 2017 fourth quarter and is subject to customary closing conditions.

“Cheddar’s is an undisputed casual dining value leader with broad appeal and strong average restaurant volumes,” said Darden CEO Gene Lee. “Cheddar’s is a great fit in the Darden portfolio because it complements our existing brands. This addition will also enable Darden to further strengthen two of our most important competitive advantages: our significant scale and our extensive data and insights.”

Ian Baines, Cheddar’s CEO, stated, “We are excited about the opportunity to be a part of Darden. Our operating philosophy and values are similar and we believe this transaction provides a great opportunity for our team members to continue to grow and develop in their careers. Additionally, Darden’s expertise will enable us to further capitalize on our growth potential.”

BofA Merrill Lynch is acting as exclusive financial advisor and Hunton & Williams LLP is acting as legal advisor to Darden. Morgan Stanley & Co. LLC is acting as exclusive financial advisor to Cheddar’s and DLA Piper is acting as legal advisor to L Catterton, Oak Investment Partners and Cheddar’s.

Investor Conference Call
Darden Restaurants, Inc. will host a conference call to discuss the transaction and its fiscal 2017 third quarter earnings results, which were distributed in a separate release today, on Tuesday, March 28 at 8:30 am ET. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/19977 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-888-994-3811 and enter passcode 2216120. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden Restaurants, Inc. (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $7 billion in annual sales. Headquartered in Orlando, Florida, and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

About L Catterton
L Catterton, formed in 2016 through the partnership of Catterton, LVMH and Groupe Arnault, is the largest consumer-focused private equity firm in the world, operating multiple funds out of seventeen offices across five continents. More information about L Catterton can be found at www.lcatterton.com.

About Oak Investment Partners
As a multi-stage venture capital firm, Oak Investment Partners focuses on high-growth opportunities in the Information Technology, Internet and Consumer, Financial Services Technology, Healthcare Information and Services and Clean Energy sectors. Oak Investment Partners’ goal is to help dynamic companies transform the way business is done.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our ability to close the transaction, the impact of the transaction on our sales and earnings growth, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the successful completion of the proposed transaction in a timely manner, the ability to successfully integrate the new operations into our business following completion of the proposed transaction, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media, our ability to successfully complete our acquisition of Cheddar’s Scratch Kitchen and integrate it into our business, including our ability to realize anticipated synergies and tax benefits arising from the acquisition and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.